UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 10, 2010

CINCINNATI BELL INC.

(Exact Name of Registrant as Specified in its Charter)

Ohio	001-8519	31-1056105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 East Fourth Street

Cincinnati, OH 45202

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (513) 397-9900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 – OTHER EVENTS

On March 10, 2010, Cincinnati Bell Inc. issued a press release announcing that it has priced a public offering of $625 million aggregate principal amount of senior subordinated notes due 2018 (the “Notes”), which represents an increase of $225 million from the amount announced previously and reflected in the preliminary prospectus supplement for the offering. A copy of the press release is attached hereto as Exhibit 99.1.

The Notes will bear interest at a rate of 8.75 percent per annum, payable semi-annually on March 15 and September 15, and the first interest payment date will be September 15, 2010. The Notes were priced at 98.596 percent of par to yield 9.0 percent, resulting in net proceeds to Cincinnati Bell Inc. of $603.7 million after deducting underwriting discounts and commissions. The net proceeds of the offering will be used to redeem all of Cincinnati Bell Inc.’s outstanding 8 3/8% Senior Subordinated Notes due 2014 plus accrued interest and call premium, and for other general corporate purposes.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated March 10, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BELL INC.

Date: March 10, 2010	By:	/s/ Christopher J. Wilson
Christopher J. Wilson
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated March 10, 2010.